UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2007

Newpark Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	001-02960	72-1123385
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 Research Forest Drive, Suite 100, The Woodlands, Texas		77381
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-362-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Newpark Resources, Inc. announced today in a press release that it has filed its definitive proxy statement related to its 2007 annual meeting of stockholders with the Securities and Exchange Commission. The press release also acknowledges services previously provided by certain directors who have chosen not to stand for re-election at the 2007 annual meeting. The meeting will be held on Wednesday, June 13, 2007 at 10:00 a.m., Central Daylight Time, at The Marriott Woodlands Waterway Hotel & Conference Center, 1601 Lake Robbins Drive, The Woodlands, Texas.

Additional Information and Where to Find It

The Company has filed a definitive proxy statement with the SEC in connection with its 2007 annual meeting of stockholders. The proxy statement contains important information about the matters to be voted on at the annual meeting, and investors are urged to read the definitive proxy statement. Investors and other security holders may obtain a copy of the definitive proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s Web site (www.sec.gov) or from the Company’s Web site (www.newpark.com).

Participants in the Solicitation

The Company, its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the 2007 annual meeting. Information regarding these directors and officers and their respective interests is set forth in the definitive proxy statement.

Item 9.01 Financial Statements and Exhibits.

Exhibit List.

Exhibit No. Description
----------- ------------
99.1 Press Release dated May 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newpark Resources Inc.

May 1, 2007	By:	James E. Braun

Name: James E. Braun
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 1, 2007.